Exhibit 99.1

PRESS RELEASE

Charlotte’s Web Announces Management Appointments in Finance and Operations

DENVER April 25, 2022 - (TSX:CWEB, OTCQX:CWBHF) Charlotte’s Web Holdings, Inc., (“Charlotte’s Web” or the “Company”), the market leader in full-spectrum cannabidiol (“CBD”) hemp extract wellness products, today announced management changes in finance and operations.

Charlotte’s Web Board of Directors has appointed Lindsey Jensen as Chief Financial Officer replacing Wes Booysen who is departing the Company to pursue other opportunities. These changes are effective today. Ms. Jensen was most recently Vice President of Finance Sales & Operations. Ms. Jensen joined Charlotte’s Web in 2019 and has more than a decade of executive financial leadership experience in the consumer-packaged goods industry at companies including Whitewave Foods and Patagonia, Inc.

Jared Stanley, Charlotte’s Web co-founder and Chief Cultivation & Innovation Officer has been appointed Chief Operating Officer. Ray Kunkel, Vice President of Supply Chain, will report to Mr. Stanley. Mr. Kunkel joined the Company in 2019 and has years of experience in supply chain, including over twenty years with Procter & Gamble, and six years at Perrigo.

“I am thankful for the service and stewardship Wes has provided Charlotte’s Web,” said Jacques Tortoroli, CEO of Charlotte’s Web. “I look forward to the incredible future we have ahead at Charlotte’s Web 2.0. I couldn’t be happier that Jared will serve as our Chief Operating Officer and continue to provide inspiration to our 200+ employees.  He has been at my side setting our ambition and vision for CW2.0. and is the right person to take on supply chain in addition to his responsibilities leading cultivation, NPD, quality, and innovation. I am equally excited to have Lindsey leading finance. She has a keen understanding of our business and our economics that can be leveraged across the Company in her new role.”

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About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, is the market leader in innovative hemp extract wellness products under a family of brands which includes Charlotte’s Web™, CBD Medic™, CBD Clinic™, and Harmony Hemp™.

Charlotte’s Web was founded by the seven Stanley Brothers in 2013 when they famously developed a unique CBD hemp extract to help a little girl in need, and forever changed global perceptions around the wellness benefits of hemp. With its storied origins, Colorado-based Charlotte’s Web is widely recognized around the world for its patented hemp cultivars which provide full spectrum entourage effects from its whole-plant extracts. Charlotte’s Web is often referred to as “The World’s Most Trusted Hemp Extract”.

Charlotte’s Web branded premium quality products start with proprietary hemp genetics that are 100-percent American farm grown and manufactured into hemp extracts containing naturally occurring phytocannabinoids including cannabidiol (“CBD”), CBC, CBG, terpenes, flavonoids, and other beneficial hemp compounds. The Company’s CW Labs R&D division, advances hemp science at two centers of excellence in Louisville, Colorado, and the Hauptmann Woodward Research Institute at the University at Buffalo, part of the State University of New York (SUNY) network. Charlotte's Web product categories include full-spectrum hemp CBD oil tinctures (liquid products), CBD gummies (sleep, stress, exercise recovery), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs. Through its vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency. In the United States, Charlotte’s Web products are distributed to more than 15,000 retail, over 8,000 health care practitioners, and online through the Company's website at www.CharlottesWeb.com.

Forward-Looking Information

Certain information in this news release constitutes forward-looking statements and forward-looking information within the meaning of applicable securities laws (collectively, "forward-looking information"). In some cases, but not necessarily in all cases, forward looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to, among others: the future of Charlotte’s Web and the impacts of management changes.

Statements containing forward-looking information are not historical facts but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information. The material factors and assumptions used to develop the forward-looking information herein include, but are not limited to, the following: the impact of the COVID-19 pandemic; the regulatory climate in which the Company currently operates and may in the future operate; consumer interest in CBD; successful sales of the Company's products; and the success of sales and marketing activities. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the "Risk Factors" section of the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2021 available on www.SEDAR.com and www.sec.gov , and other risk factors contained in other filings with the Securities and Exchange Commission available on www.sec.gov and filings with Canadian securities regulatory authorities available on www.sedar.com. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For more information:

Cory Pala

Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com